Exhibit 99.1

News Release

AMERIS BANCORP ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2024

Highlights of Ameris’s results for the second quarter of 2024 include the following:

•	Net income of $90.8 million, or $1.32 per diluted share;

•	Adjusted net income(1) of $80.8 million, or $1.17 per diluted share

•	Return on average assets ("ROA") of 1.41%; Adjusted ROA(1) of 1.25%

•	Pre-tax, pre-provision net revenue (PPNR) ROA(1) of 2.25%; Adjustment items positively impacted PPNR ROA by 29 basis points

•	Growth in tangible book value(1) of $1.27 per share, or 14.8% annualized, to $35.79 at June 30, 2024

•	TCE ratio(1) of 9.72%, compared with 8.80% one year ago

•	Net interest margin of 3.58% for the second quarter of 2024, compared with 3.51% in the prior quarter

•	Organic growth in loans of $392.3 million, or 7.7% annualized

•	Growth in total deposits of $446.8 million, or 8.6% annualized

•	Increase in the allowance for loan losses to 1.60% of loans, from 1.55% at March 31, 2024

•	CRE concentration improved to 274% of capital, from 281% at March 31, 2024

•	Annualized net charge-offs declined to 0.18% of average total loans

ATLANTA, GA, July 25, 2024 - Ameris Bancorp (NYSE: ABCB) (the “Company”) today reported net income of $90.8 million, or $1.32 per diluted share, for the quarter ended June 30, 2024, compared with $62.6 million, or $0.91 per diluted share, for the quarter ended June 30, 2023. Excluding the gain on sale of mortgage servicing rights, gain on conversion of Visa Class B-1 stock, FDIC special assessment, gain on bank owned life insurance ("BOLI") proceeds and tax expense attributable to BOLI restructuring, adjusted net income(1) was $80.8 million, or $1.17 per diluted share, for the quarter ended June 30, 2024, compared with $62.6 million, or $0.91 per diluted share, for the quarter ended June 30, 2023.

For the year-to-date period ending June 30, 2024, the Company reported net income of $165.1 million, or $2.39 per diluted share, compared with $123.1 million, or $1.78 per diluted share, for the same period in 2023. The year-to-date period ending June 30, 2024 included a provision for credit losses of $39.9 million, compared with $95.2 million for the same period in 2023.

Commenting on the Company’s results, Palmer Proctor, the Company’s Chief Executive Officer, said, “This quarter we achieved outstanding financial performance, marked by margin expansion, growth in net interest income, and an increase in core deposits, resulting in a PPNR ROA exceeding 2%. We enhanced shareholder value, with tangible book value and earning assets both growing over 14% annualized. Looking ahead, we remain optimistic about the rest of 2024 and beyond, driven by our strong balance sheet, thriving Southeastern markets, and disciplined focus on continuous improvement."

Net Interest Income and Net Interest Margin

Net interest income on a tax-equivalent basis (TE) was $212.9 million in the second quarter of 2024, an increase of $10.5 million, or 5.2%, from last quarter and $2.4 million, or 1.1%, compared with the second quarter of 2023. The Company's net interest margin was 3.58% for the second quarter of 2024, up from 3.51% reported for the first quarter of 2024 and down slightly from 3.60% reported for the second quarter of 2023. The increase in net interest margin this quarter compared with the first quarter of 2024 is primarily attributable to improved yield on loans and securities during the period, partially offset by increases in funding costs. During the second quarter of 2024, the Company recognized approximately $2.3 million, or 0.04% to margin, related to positive inflation adjustments on Treasury Inflation-Protected Securities and accelerated accretion on an early bond payoff. The decrease in net interest margin compared with the same period in 2023 is due to the effect of overall increases in deposit costs over the last year, partially offset by increased loan yields. The rate of change in deposit costs continues to slow as market interest rates stabilize.

Yields on earning assets increased 13 basis points during the quarter to 5.86%, compared with 5.73% in the first quarter of 2024, and increased 34 basis points from 5.52% in the second quarter of 2023. Yields on loans increased to 6.00% during the second quarter of 2024, compared with 5.92% for the first quarter of 2024 and 5.66% for the second quarter of 2023.

The Company’s total cost of funds was 2.48% in the second quarter of 2024, an increase of seven and 43 basis points compared with the first quarter of 2024 and second quarter of 2023, respectively. Deposit costs increased only three basis points during the second quarter of 2024 to 2.32%, compared with 2.29% in the first quarter of 2024. Costs of interest-bearing deposits increased during the quarter from 3.31% in the first quarter of 2024 to 3.37% in the second quarter of 2024, reflecting an increase in money market account balances and costs.

Noninterest Income

Noninterest income increased $22.8 million, or 34.7%, in the second quarter of 2024 to $88.7 million, compared with $65.9 million for the first quarter of 2024, primarily as a result of mortgage revenue and gain on securities. Mortgage banking activity increased by $7.0 million, or 17.7%, to $46.4 million in the second quarter of 2024, compared with $39.4 million for the first quarter of 2024. Gain on sale spreads decreased slightly to 2.45% in the second quarter of 2024 from 2.49% for the first quarter of 2024. Total production in the retail mortgage division increased $417.1 million, or 45.8%, to $1.33 billion in the second quarter of 2024, compared with $910.2 million for the first quarter of 2024. The retail mortgage open pipeline was $802.2 million at the end of the second quarter of 2024, compared with $606.7 million for the first quarter of 2024. Also included in noninterest income was a $4.7 million gain from the sale of mortgage servicing rights and a $12.6 million gain on the conversion of Visa Class B-1 shares during the quarter.

Noninterest Expense

Noninterest expense increased $6.6 million, or 4.5%, to $155.4 million during the second quarter of 2024, compared with $148.7 million for the first quarter of 2024. During the second quarter of 2024, the Company recorded an adjustment of ($895,000) related to the FDIC special assessment, compared with $2.9 million in the first quarter of 2024. Excluding this item, adjusted expenses(1) increased approximately $10.5 million, or 7.2%, to $156.3 million in the second quarter of 2024 from $145.8 million in the first quarter of 2024. The increase in adjusted expenses(1) resulted from a $5.3 million increase in salaries and employee benefits primarily in variable compensation related to mortgage production. Also contributing to the increase in adjusted expenses was $2.6 million of less deferred origination costs in our equipment finance division. Advertising and marketing expense increased $1.0 million due to a new deposit marketing campaign initiated in the second quarter. Management continues to focus on operating efficiency, and the adjusted efficiency ratio(1) increased to 55.00% in the second quarter of 2024, compared with 54.56% in the first quarter of 2024.

Income Tax Expense

The Company's effective tax rate for the second quarter of 2024 was 28.2%, compared with 23.7% for the first quarter of 2024. Tax expense for the second quarter of 2024 included a $4.8 million expense related to the termination of certain BOLI policies during the quarter, the proceeds of which the Company will reinvest in higher yielding policies.

Balance Sheet Trends

Total assets at June 30, 2024 were $26.52 billion, compared with $25.20 billion at December 31, 2023. Debt securities available-for-sale increased to $1.53 billion, compared with $1.40 billion at December 31, 2023. Loans, net of unearned income, increased $723.3 million, or 7.2% annualized, to $20.99 billion at June 30, 2024, compared with $20.27 billion at December 31, 2023. Loans held for sale increased to $570.2 million at June 30, 2024 from $281.3 million at December 31, 2023.

At June 30, 2024, total deposits amounted to $21.44 billion, compared with $20.71 billion at December 31, 2023. During the second quarter of 2024, deposits grew $446.8 million, with noninterest bearing accounts increasing $110.9 million, money market accounts increasing $267.0 million, retail CDs increasing $23.6 million and interest bearing demand accounts increasing $65.6 million, with such increases offset in part by a $15.2 million decrease in savings accounts and a $5.2 million decrease in brokered CDs. Noninterest bearing accounts as a percentage of total deposits was minimally changed, such that at June 30, 2024, noninterest bearing deposit accounts represented $6.65 billion, or 31.0% of total deposits, compared with $6.49 billion, or 31.3% of total deposits, at December 31, 2023.

Shareholders’ equity at June 30, 2024 totaled $3.57 billion, an increase of $139.9 million, or 4.1%, from December 31, 2023.  The increase in shareholders’ equity was primarily the result of earnings of $165.1 million during the first six months of 2024, partially offset by dividends declared, share repurchases and an increase in other comprehensive loss of $2.1 million resulting from changes in interest rates on the Company's investment portfolio. Tangible book value per share(1) increased $2.15 per share, or 12.9% annualized, during the first six months of 2024 to $35.79 at June 30, 2024. Tangible common equity as a percentage of tangible assets was 9.72% at June 30, 2024, compared with 9.64% at the end of 2023. The Company repurchased 62,700 of its shares in the quarter ending June 30, 2024 at an average cost of $47.12 per share, equating to approximately $3.0 million.

Credit Quality

During the second quarter of 2024, the Company recorded a provision for credit losses of $18.8 million, bringing the allowance for credit losses on loans to a 1.60%, compared with a provision of $21.1 million in the first quarter of 2024. Nonperforming assets as a percentage of total assets were up three basis points to 0.74% during the quarter. Approximately $93.5 million, or 47.3%, of the nonperforming assets at June 30, 2024 were GNMA-guaranteed mortgage loans, which have minimal loss exposure. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets increased only one basis point to 0.39% at June 30, 2024, compared with 0.38% at the first quarter of 2024. The net charge-off ratio improved to 18 basis points for the second quarter of 2024, from 25 basis points in the first quarter of 2024.

Conference Call

The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, July 26, 2024, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-481-2939. The conference call ID is Ameris Bancorp. A replay of the call will be available beginning one hour after the end of the conference call until August 2, 2024. To listen to the replay, dial 1-877-344-7529. The conference replay access code is 8113235. The financial information discussed will be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com. Participants also may listen to a live webcast of the presentation by visiting the link on the Investor Relations page of the Ameris Bank website.

About Ameris Bancorp

Ameris Bancorp is the parent of Ameris Bank, a state-chartered bank headquartered in Atlanta, Georgia. Ameris operates 164 financial centers across the Southeast and also serves consumer and business customers nationwide through select lending channels. Ameris manages $26.5 billion in assets as of June 30, 2024, and provides a full range of traditional banking and lending products, treasury and cash management, insurance premium financing, and mortgage and refinancing services. Learn more about Ameris at www.amerisbank.com.

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP financial measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

For more information, contact:

Brady Gailey

Executive Director of Corporate Development

(404) 240-1517

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2024	2024	2023	2023	2023	2024	2023
EARNINGS
Net income	$90,785	$74,312	$65,934	$80,115	$62,635	$165,097	$123,056
Adjusted net income(1)	$80,763	$75,612	$73,568	$80,115	$62,635	$156,375	$122,570

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.32	$1.08	$0.96	$1.16	$0.91	$2.40	$1.78
Diluted	$1.32	$1.08	$0.96	$1.16	$0.91	$2.39	$1.78
Adjusted diluted EPS(1)	$1.17	$1.10	$1.07	$1.16	$0.91	$2.27	$1.77
Cash dividends per share	$0.15	$0.15	$0.15	$0.15	$0.15	$0.30	$0.30
Book value per share (period end)	$51.64	$50.42	$49.62	$48.41	$47.51	$51.64	$47.51
Tangible book value per share (period end)(1)	$35.79	$34.52	$33.64	$32.38	$31.42	$35.79	$31.42
Weighted average number of shares
Basic	68,824,150	68,808,393	68,824,004	68,879,352	68,989,549	68,818,618	69,084,746
Diluted	69,013,834	69,014,116	69,014,793	68,994,247	69,034,763	69,010,010	69,191,512
Period end number of shares	69,066,573	69,115,263	69,053,341	69,138,461	69,139,783	69,066,573	69,139,783
Market data
High intraday price	$51.18	$53.99	$53.84	$45.34	$37.18	$53.99	$50.54
Low intraday price	$44.23	$44.00	$34.26	$33.21	$28.33	$44.00	$28.33
Period end closing price	$50.35	$48.38	$53.05	$38.39	$34.21	$50.35	$34.21
Average daily volume	301,784	407,898	390,190	361,167	475,198	353,985	463,720

PERFORMANCE RATIOS
Return on average assets	1.41%	1.18%	1.03%	1.25%	0.98%	1.30%	0.98%
Adjusted return on average assets(1)	1.25%	1.20%	1.15%	1.25%	0.98%	1.23%	0.97%
Return on average common equity	10.34%	8.63%	7.73%	9.56%	7.63%	9.49%	7.58%
Adjusted return on average tangible common equity(1)	13.35%	12.88%	12.81%	14.35%	11.53%	13.12%	11.47%
Earning asset yield (TE)	5.86%	5.73%	5.69%	5.62%	5.52%	5.79%	5.38%
Total cost of funds	2.48%	2.41%	2.32%	2.24%	2.05%	2.44%	1.82%
Net interest margin (TE)	3.58%	3.51%	3.54%	3.54%	3.60%	3.54%	3.68%
Efficiency ratio	51.68%	55.64%	56.80%	52.21%	53.60%	53.54%	52.85%
Adjusted efficiency ratio (TE)(1)	55.00%	54.56%	52.87%	52.02%	53.41%	54.79%	52.72%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	13.45%	13.58%	13.60%	13.02%	12.73%	13.45%	12.73%
Tangible common equity to tangible assets(1)	9.72%	9.71%	9.64%	9.11%	8.80%	9.72%	8.80%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,073	2,082	2,088	2,082	2,104	2,073	2,104
Retail Mortgage Division	595	596	595	601	613	595	613
Warehouse Lending Division	9	8	7	8	8	9	8
Premium Finance Division	74	73	75	78	76	74	76
Total Ameris Bancorp FTE headcount	2,751	2,759	2,765	2,769	2,801	2,751	2,801

Branch locations	164	164	164	164	164	164	164
Deposits per branch location	$130,757	$128,033	$126,271	$125,551	$124,653	$130,757	$124,653

(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9E

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2024	2024	2023	2023	2023	2024	2023
Interest income
Interest and fees on loans	$317,664	$303,393	$303,487	$304,699	$292,012	$621,057	$563,976
Interest on taxable securities	16,948	13,092	14,033	14,754	15,915	30,040	30,215
Interest on nontaxable securities	335	330	326	331	339	665	678
Interest on deposits in other banks	12,376	12,637	14,368	10,769	13,686	25,013	22,799
Total interest income	347,323	329,452	332,214	330,553	321,952	676,775	617,668

Interest expense
Interest on deposits	121,245	118,174	111,749	102,999	88,087	239,419	141,269
Interest on other borrowings	14,157	9,890	14,364	19,803	24,325	24,047	55,207
Total interest expense	135,402	128,064	126,113	122,802	112,412	263,466	196,476

Net interest income	211,921	201,388	206,101	207,751	209,540	413,309	421,192

Provision for loan losses	25,348	25,523	30,401	30,095	43,643	50,871	93,019
Provision for unfunded commitments	(6,570)	(4,422)	(7,438)	(5,634)	1,873	(10,992)	2,219
Provision for other credit losses	(5)	4	(11)	(2)	—	(1)	7
Provision for credit losses	18,773	21,105	22,952	24,459	45,516	39,878	95,245
Net interest income after provision for credit losses	193,148	180,283	183,149	183,292	164,024	373,431	325,947

Noninterest income
Service charges on deposit accounts	12,672	11,759	12,252	12,092	11,295	24,431	22,231
Mortgage banking activity	46,399	39,430	31,461	36,290	40,742	85,829	72,134
Other service charges, commissions and fees	1,211	1,202	1,234	1,221	975	2,413	1,946
Gain (loss) on securities	12,335	(7)	(288)	(16)	(6)	12,328	—
Other noninterest income	16,094	13,494	11,589	13,594	14,343	29,588	27,088
Total noninterest income	88,711	65,878	56,248	63,181	67,349	154,589	123,399

Noninterest expense
Salaries and employee benefits	88,201	82,930	75,966	81,898	81,336	171,131	162,246
Occupancy and equipment	12,559	12,885	13,197	12,745	12,522	25,444	25,508
Data processing and communications expenses	15,193	14,654	14,028	12,973	13,451	29,847	26,485
Credit resolution-related expenses(1)	840	486	157	(1,360)	848	1,326	1,283
Advertising and marketing	3,571	2,545	2,974	2,723	2,627	6,116	6,159
Amortization of intangible assets	4,407	4,422	4,425	4,425	4,688	8,829	9,394
Other noninterest expenses	30,586	30,789	38,264	28,042	32,931	61,375	56,749
Total noninterest expense	155,357	148,711	149,011	141,446	148,403	304,068	287,824

Income before income tax expense	126,502	97,450	90,386	105,027	82,970	223,952	161,522
Income tax expense	35,717	23,138	24,452	24,912	20,335	58,855	38,466
Net income	$90,785	$74,312	$65,934	$80,115	$62,635	$165,097	$123,056

Diluted earnings per common share	$1.32	$1.08	$0.96	$1.16	$0.91	$2.39	$1.78

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2024	2024	2023	2023	2023
Assets
Cash and due from banks	$257,297	$235,931	$230,470	$241,137	$284,552
Interest-bearing deposits in banks	1,104,897	975,321	936,834	1,304,636	1,034,578
Debt securities available-for-sale, at fair value	1,531,047	1,414,419	1,402,944	1,424,081	1,460,356
Debt securities held-to-maturity, at amortized cost	148,538	147,022	141,512	141,859	142,513
Other investments	96,613	77,480	71,794	104,957	109,656
Loans held for sale	570,180	364,332	281,332	381,466	391,472

Loans, net of unearned income	20,992,603	20,600,260	20,269,303	20,201,079	20,471,759
Allowance for credit losses	(336,218)	(320,023)	(307,100)	(290,104)	(272,071)
Loans, net	20,656,385	20,280,237	19,962,203	19,910,975	20,199,688

Other real estate owned	2,213	2,158	6,199	3,397	6,170
Premises and equipment, net	213,255	214,801	216,435	217,564	218,662
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangible assets, net	79,120	83,527	87,949	92,375	96,800
Cash value of bank owned life insurance	376,458	396,804	395,778	393,769	391,483
Other assets	469,079	447,767	454,603	465,968	449,042
Total assets	$26,520,728	$25,655,445	$25,203,699	$25,697,830	$25,800,618

Liabilities
Deposits
Noninterest-bearing	$6,649,220	$6,538,322	$6,491,639	$6,589,610	$6,706,897
Interest-bearing	14,794,923	14,459,068	14,216,870	14,000,735	13,736,228
Total deposits	21,444,143	20,997,390	20,708,509	20,590,345	20,443,125
Other borrowings	946,413	631,380	509,586	1,209,553	1,536,989
Subordinated deferrable interest debentures	131,312	130,814	130,315	129,817	129,319
Other liabilities	432,246	411,123	428,542	421,046	406,555
Total liabilities	22,954,114	22,170,707	21,776,952	22,350,761	22,515,988

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,697	72,683	72,516	72,514	72,515
Capital stock	1,950,846	1,948,352	1,945,385	1,942,852	1,939,865
Retained earnings	1,684,218	1,603,832	1,539,957	1,484,424	1,414,742
Accumulated other comprehensive loss, net of tax	(38,020)	(39,959)	(35,939)	(60,818)	(50,618)
Treasury stock	(103,127)	(100,170)	(95,172)	(91,903)	(91,874)
Total shareholders' equity	3,566,614	3,484,738	3,426,747	3,347,069	3,284,630
Total liabilities and shareholders' equity	$26,520,728	$25,655,445	$25,203,699	$25,697,830	$25,800,618

Other Data
Earning assets	$24,443,878	$23,578,834	$23,103,719	$23,558,078	$23,610,334
Intangible assets	1,094,766	1,099,173	1,103,595	1,108,021	1,112,446
Interest-bearing liabilities	15,872,648	15,221,262	14,856,771	15,340,105	15,402,536
Average assets	25,954,808	25,295,088	25,341,990	25,525,913	25,631,846
Average common shareholders' equity	3,530,869	3,462,871	3,383,554	3,324,960	3,293,049

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2024	2024	2023	2023	2023	2024	2023
Allowance for Credit Losses
Balance at beginning of period	$357,232	$348,727	$339,180	$326,783	$295,497	$348,727	$258,163

Adoption of ASU 2022-02	—	—	—	—	—	—	(1,711)

Provision for loan losses	25,348	25,523	30,401	30,095	43,643	50,871	93,019
Provision for unfunded commitments	(6,570)	(4,422)	(7,438)	(5,634)	1,873	(10,992)	2,219
Provision for other credit losses	(5)	4	(11)	(2)	—	(1)	7
Provision for credit losses	18,773	21,105	22,952	24,459	45,516	39,878	95,245

Charge-offs	16,845	18,457	20,104	19,488	20,670	35,302	35,626
Recoveries	7,692	5,857	6,699	7,426	6,440	13,549	10,712
Net charge-offs (recoveries)	9,153	12,600	13,405	12,062	14,230	21,753	24,914

Ending balance	$366,852	$357,232	$348,727	$339,180	$326,783	$366,852	$326,783

Allowance for loan losses	$336,218	$320,023	$307,100	$290,104	$272,071	$336,218	$272,071
Allowance for unfunded commitments	30,566	37,136	41,558	48,996	54,630	30,566	54,630
Allowance for other credit losses	68	73	69	80	82	68	82
Total allowance for credit losses	$366,852	$357,232	$348,727	$339,180	$326,783	$366,852	$326,783

Non-Performing Assets
Nonaccrual portfolio loans	$85,878	$80,448	$60,961	$53,806	$57,025	$85,878	$57,025
Other real estate owned	2,213	2,158	6,199	3,397	6,170	2,213	6,170
Repossessed assets	22	29	17	22	9	22	9
Accruing loans delinquent 90 days or more	15,909	15,811	16,988	11,891	13,424	15,909	13,424
Non-performing portfolio assets	$104,022	$98,446	$84,165	$69,116	$76,628	$104,022	$76,628
Serviced GNMA-guaranteed mortgage nonaccrual loans	93,520	84,238	90,156	80,752	69,655	93,520	69,655
Total non-performing assets	$197,542	$182,684	$174,321	$149,868	$146,283	$197,542	$146,283

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.39%	0.38%	0.33%	0.27%	0.30%	0.39%	0.30%
Total non-performing assets as a percent of total assets	0.74%	0.71%	0.69%	0.58%	0.57%	0.74%	0.57%
Net charge-offs as a percent of average loans (annualized)	0.18%	0.25%	0.26%	0.23%	0.28%	0.21%	0.25%

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Loan Information	Table 5
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2024	2024	2023	2023	2023
Loans by Type
Commercial, financial and agricultural	$2,860,973	$2,758,716	$2,688,929	$2,632,836	$2,718,831
Consumer	217,787	232,993	241,552	259,797	307,486
Indirect automobile	16,335	24,022	34,257	47,108	63,231
Mortgage warehouse	1,070,921	891,336	818,728	852,823	1,147,413
Municipal	454,967	477,567	492,668	497,093	510,410
Premium Finance	1,151,261	998,726	946,562	1,007,334	988,731
Real estate - construction and development	2,336,987	2,264,346	2,129,187	2,236,686	2,217,744
Real estate - commercial and farmland	8,103,634	8,131,248	8,059,754	7,865,389	7,815,779
Real estate - residential	4,779,738	4,821,306	4,857,666	4,802,013	4,702,134
Total loans	$20,992,603	$20,600,260	$20,269,303	$20,201,079	$20,471,759

Loans by Risk Grade
Pass	$20,623,416	$20,221,302	$19,846,731	$19,812,895	$20,114,816
Other assets especially mentioned	115,477	137,225	203,725	187,449	171,035
Substandard	253,710	241,733	218,847	200,735	185,908
Total loans	$20,992,603	$20,600,260	$20,269,303	$20,201,079	$20,471,759

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2024	2024	2023	2023	2023	2024	2023
Earning Assets
Interest-bearing deposits in banks	$899,866	$923,845	$936,733	$864,028	$998,609	$911,855	$929,496
Investment securities - taxable	1,663,841	1,599,705	1,591,567	1,650,164	1,699,096	1,631,773	1,708,222
Investment securities - nontaxable	41,396	41,287	40,227	40,896	42,580	41,341	42,814
Loans held for sale	491,000	323,351	405,080	464,452	577,606	407,175	534,192
Loans	20,820,361	20,320,678	20,252,773	20,371,689	20,164,938	20,570,520	19,993,794
Total Earning Assets	$23,916,464	$23,208,866	$23,226,380	$23,391,229	$23,482,829	$23,562,664	$23,208,518

Deposits
Noninterest-bearing deposits	$6,558,427	$6,403,300	$6,572,190	$6,655,191	$6,729,789	$6,480,864	$6,931,852
NOW accounts	3,824,538	3,829,977	3,760,992	3,661,701	3,949,850	3,827,257	4,047,484
MMDA	6,251,719	5,952,389	5,994,361	5,527,731	5,002,590	6,102,054	4,998,417
Savings accounts	781,588	795,887	817,075	915,678	1,009,749	788,738	1,007,693
Retail CDs	2,430,416	2,378,678	2,281,357	2,200,413	2,024,014	2,404,547	1,819,307
Brokered CDs	1,167,174	1,381,382	1,122,684	1,441,854	1,393,206	1,274,278	762,672
Total Deposits	21,013,862	20,741,613	20,548,659	20,402,568	20,109,198	20,877,738	19,567,425
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	1	—	—	—	—	—	—
FHLB advances	548,251	219,589	538,096	943,855	1,408,855	383,920	1,687,286
Other borrowings	307,449	308,210	311,091	312,572	316,626	307,829	338,912
Subordinated deferrable interest debentures	131,050	130,551	130,054	129,554	129,056	130,801	128,808
Total Non-Deposit Funding	986,751	658,350	979,241	1,385,981	1,854,537	822,550	2,155,006
Total Funding	$22,000,613	$21,399,963	$21,527,900	$21,788,549	$21,963,735	$21,700,288	$21,722,431

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2024	2024	2023	2023	2023	2024	2023
Interest Income
Interest-bearing deposits in banks	$12,376	$12,637	$14,368	$10,769	$13,686	$25,013	$22,799
Debt securities - taxable	16,948	13,092	14,033	14,754	15,915	30,040	30,215
Debt securities - nontaxable (TE)	423	418	413	418	430	841	859
Loans held for sale	8,189	5,348	6,846	7,460	8,398	13,537	15,405
Loans (TE)	310,347	298,907	297,501	298,102	284,471	609,254	550,273
Total Earning Assets	$348,283	$330,402	$333,161	$331,503	$322,900	$678,685	$619,551

Interest Expense
Interest-Bearing Deposits
NOW accounts	$21,020	$20,574	$19,293	$17,255	$18,003	$41,594	$33,036
MMDA	58,332	53,953	54,002	45,683	35,224	112,285	63,033
Savings accounts	984	986	974	1,791	2,296	1,970	3,584
Retail CDs	25,711	24,576	22,257	19,013	14,751	50,287	22,380
Brokered CDs	15,198	18,085	15,223	19,257	17,813	33,283	19,236
Total Interest-Bearing Deposits	121,245	118,174	111,749	102,999	88,087	239,419	141,269
Non-Deposit Funding
FHLB advances	7,167	2,578	7,089	12,543	17,222	9,745	39,670
Other borrowings	3,574	3,879	3,798	3,821	3,902	7,453	9,251
Subordinated deferrable interest debentures	3,416	3,433	3,477	3,439	3,201	6,849	6,286
Total Non-Deposit Funding	14,157	9,890	14,364	19,803	24,325	24,047	55,207
Total Interest-Bearing Funding	$135,402	$128,064	$126,113	$122,802	$112,412	$263,466	$196,476

Net Interest Income (TE)	$212,881	$202,338	$207,048	$208,701	$210,488	$415,219	$423,075

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2024	2024	2023	2023	2023	2024	2023
Earning Assets
Interest-bearing deposits in banks	5.53%	5.50%	6.09%	4.94%	5.50%	5.52%	4.95%
Debt securities - taxable	4.10%	3.29%	3.50%	3.55%	3.76%	3.70%	3.57%
Debt securities - nontaxable (TE)	4.11%	4.07%	4.07%	4.06%	4.05%	4.09%	4.05%
Loans held for sale	6.71%	6.65%	6.71%	6.37%	5.83%	6.69%	5.82%
Loans (TE)	6.00%	5.92%	5.83%	5.81%	5.66%	5.96%	5.55%
Total Earning Assets	5.86%	5.73%	5.69%	5.62%	5.52%	5.79%	5.38%

Interest-Bearing Deposits
NOW accounts	2.21%	2.16%	2.04%	1.87%	1.83%	2.19%	1.65%
MMDA	3.75%	3.65%	3.57%	3.28%	2.82%	3.70%	2.54%
Savings accounts	0.51%	0.50%	0.47%	0.78%	0.91%	0.50%	0.72%
Retail CDs	4.25%	4.16%	3.87%	3.43%	2.92%	4.21%	2.48%
Brokered CDs	5.24%	5.27%	5.38%	5.30%	5.13%	5.25%	5.09%
Total Interest-Bearing Deposits	3.37%	3.31%	3.17%	2.97%	2.64%	3.34%	2.25%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—%	—%	—%	—%	—%	—%	—%
FHLB advances	5.26%	4.72%	5.23%	5.27%	4.90%	5.10%	4.74%
Other borrowings	4.68%	5.06%	4.84%	4.85%	4.94%	4.87%	5.50%
Subordinated deferrable interest debentures	10.48%	10.58%	10.61%	10.53%	9.95%	10.53%	9.84%
Total Non-Deposit Funding	5.77%	6.04%	5.82%	5.67%	5.26%	5.88%	5.17%
Total Interest-Bearing Liabilities	3.53%	3.43%	3.35%	3.22%	2.96%	3.48%	2.68%

Net Interest Spread	2.33%	2.30%	2.34%	2.40%	2.56%	2.31%	2.70%

Net Interest Margin(2)	3.58%	3.51%	3.54%	3.54%	3.60%	3.54%	3.68%

Total Cost of Funds(3)	2.48%	2.41%	2.32%	2.24%	2.05%	2.44%	1.82%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.

(2) Rate calculated based on average earning assets.

(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2024	2024	2023	2023	2023	2024	2023
Net income available to common shareholders	$90,785	$74,312	$65,934	$80,115	$62,635	$165,097	$123,056

Adjustment items:
Gain on sale of MSR	(4,713)	—	—	—	—	(4,713)	—
Gain on conversion of Visa Class B-1 stock	(12,554)	—	—	—	—	(12,554)	—
Gain on BOLI proceeds	(466)	(998)	—	—	—	(1,464)	(486)
FDIC special assessment	(895)	2,909	11,566	—	—	2,014	—
Gain on bank premises	—	—	(1,903)	—	—	—	—
Tax effect of adjustment items (Note 1)	3,814	(611)	(2,029)	—	—	3,203	—
After tax adjustment items	(14,814)	1,300	7,634	—	—	(13,514)	(486)
Tax expense attributable to BOLI restructuring	4,792	—	—	—	—	4,792	—
Adjusted net income	$80,763	$75,612	$73,568	$80,115	$62,635	$156,375	$122,570

Weighted average number of shares - diluted	69,013,834	69,014,116	69,014,793	68,994,247	69,034,763	69,010,010	69,191,512
Net income per diluted share	$1.32	$1.08	$0.96	$1.16	$0.91	$2.39	$1.78
Adjusted net income per diluted share	$1.17	$1.10	$1.07	$1.16	$0.91	$2.27	$1.77

Average assets	$25,954,808	$25,295,088	$25,341,990	$25,525,913	$25,631,846	$25,624,948	$25,375,312
Return on average assets	1.41%	1.18%	1.03%	1.25%	0.98%	1.30%	0.98%
Adjusted return on average assets	1.25%	1.20%	1.15%	1.25%	0.98%	1.23%	0.97%

Average common equity	$3,530,869	$3,462,871	$3,383,554	$3,324,960	$3,293,049	$3,496,870	$3,271,787
Average tangible common equity	$2,433,958	$2,361,544	$2,277,810	$2,214,775	$2,178,323	$2,397,751	$2,154,720
Return on average common equity	10.34%	8.63%	7.73%	9.56%	7.63%	9.49%	7.58%
Adjusted return on average tangible common equity	13.35%	12.88%	12.81%	14.35%	11.53%	13.12%	11.47%

Note 1: Tax effect is calculated utilizing a 21% rate for taxable adjustments. Gain on BOLI proceeds is non-taxable and no tax effect is included.

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2024	2024	2023	2023	2023	2024	2023
Adjusted Noninterest Expense
Total noninterest expense	$155,357	$148,711	$149,011	$141,446	$148,403	$304,068	$287,824
Adjustment items:
FDIC special assessment	895	(2,909)	(11,566)	—	—	(2,014)	—
Gain on bank premises	—	—	1,903	—	—	—	—
Adjusted noninterest expense	$156,252	$145,802	$139,348	$141,446	$148,403	$302,054	$287,824

Total Revenue
Net interest income	$211,921	$201,388	$206,101	$207,751	$209,540	$413,309	$421,192
Noninterest income	88,711	65,878	56,248	63,181	67,349	154,589	123,399
Total revenue	$300,632	$267,266	$262,349	$270,932	$276,889	$567,898	$544,591

Adjusted Total Revenue
Net interest income (TE)	$212,881	$202,338	$207,048	$208,701	$210,488	$415,219	$423,075
Noninterest income	88,711	65,878	56,248	63,181	67,349	154,589	123,399
Total revenue (TE)	301,592	268,216	263,296	271,882	277,837	569,808	546,474
Adjustment items:
(Gain) loss on securities	(12,335)	7	288	16	6	(12,328)	—
Gain on sale of MSR	(4,713)	—	—	—	—	(4,713)	—
Gain on BOLI proceeds	(466)	(998)	—	—	—	(1,464)	(486)
Adjusted total revenue (TE)	$284,078	$267,225	$263,584	$271,898	$277,843	$551,303	$545,988

Efficiency ratio	51.68%	55.64%	56.80%	52.21%	53.60%	53.54%	52.85%
Adjusted efficiency ratio (TE)	55.00%	54.56%	52.87%	52.02%	53.41%	54.79%	52.72%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2024	2024	2023	2023	2023	2024	2023
Total shareholders' equity	$3,566,614	$3,484,738	$3,426,747	$3,347,069	$3,284,630	$3,566,614	$3,284,630
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	79,120	83,527	87,949	92,375	96,800	79,120	96,800
Total tangible shareholders' equity	$2,471,848	$2,385,565	$2,323,152	$2,239,048	$2,172,184	$2,471,848	$2,172,184

Period end number of shares	69,066,573	69,115,263	69,053,341	69,138,461	69,139,783	69,066,573	69,139,783
Book value per share (period end)	$51.64	$50.42	$49.62	$48.41	$47.51	$51.64	$47.51
Tangible book value per share (period end)	$35.79	$34.52	$33.64	$32.38	$31.42	$35.79	$31.42

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets	Table 9D
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2024	2024	2023	2023	2023	2024	2023
Total shareholders' equity	$3,566,614	$3,484,738	$3,426,747	$3,347,069	$3,284,630	$3,566,614	$3,284,630
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	79,120	83,527	87,949	92,375	96,800	79,120	96,800
Total tangible shareholders' equity	$2,471,848	$2,385,565	$2,323,152	$2,239,048	$2,172,184	$2,471,848	$2,172,184

Total assets	$26,520,728	$25,655,445	$25,203,699	$25,697,830	$25,800,618	$26,520,728	$25,800,618
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	79,120	83,527	87,949	92,375	96,800	79,120	96,800
Total tangible assets	$25,425,962	$24,556,272	$24,100,104	$24,589,809	$24,688,172	$25,425,962	$24,688,172

Equity to Assets	13.45%	13.58%	13.60%	13.02%	12.73%	13.45%	12.73%
Tangible Common Equity to Tangible Assets	9.72%	9.71%	9.64%	9.11%	8.80%	9.72%	8.80%

PPNR ROA	Table 9E
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2024	2024	2023	2023	2023	2024	2023
Net income	$90,785	$74,312	$65,934	$80,115	$62,635	$165,097	$123,056
Plus:
Income taxes	35,717	23,138	24,452	24,912	20,335	58,855	38,466
Provision for credit losses	18,773	21,105	22,952	24,459	45,516	39,878	95,245
PPNR	$145,275	$118,555	$113,338	$129,486	$128,486	$263,830	$256,767

Average Assets	$25,954,808	$25,295,088	$25,341,990	$25,525,913	$25,631,846	$25,624,948	$25,375,312

Return on Average Assets (ROA)	1.41%	1.18%	1.03%	1.25%	0.98%	1.30%	0.98%
PPNR ROA	2.25%	1.89%	1.77%	2.01%	2.01%	2.07%	2.04%

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2024	2024	2023	2023	2023	2024	2023
Retail Mortgage Division
Net interest income	$23,742	$23,287	$24,053	$22,805	$21,417	$47,029	$41,444
Provision for credit losses	(2,882)	2,332	1,005	2,399	3,278	(550)	6,131
Noninterest income	50,145	38,765	30,588	35,691	39,808	88,910	70,866
Noninterest expense
Salaries and employee benefits	25,254	21,073	16,996	21,231	21,930	46,327	42,090
Occupancy and equipment expenses	1,008	1,049	1,210	1,182	1,224	2,057	2,507
Data processing and telecommunications expenses	1,276	1,366	1,318	1,052	1,397	2,642	2,466
Other noninterest expenses	13,397	12,530	11,634	12,153	11,859	25,927	23,606
Total noninterest expense	40,935	36,018	31,158	35,618	36,410	76,953	70,669
Income before income tax expense	35,834	23,702	22,478	20,479	21,537	59,536	35,510
Income tax expense	7,525	4,978	4,720	4,301	4,523	12,503	7,457
Net income	$28,309	$18,724	$17,758	$16,178	$17,014	$47,033	$28,053

Warehouse Lending Division
Net interest income	$6,292	$6,028	$5,965	$6,008	$6,166	$12,320	$11,866
Provision for credit losses	359	145	(68)	(589)	411	504	217
Noninterest income	1,028	740	929	662	1,404	1,768	1,884
Noninterest expense
Salaries and employee benefits	1,124	888	296	924	772	2,012	1,574
Occupancy and equipment expenses	7	7	3	1	—	14	1
Data processing and telecommunications expenses	59	25	51	30	44	84	90
Other noninterest expenses	298	237	229	219	223	535	425
Total noninterest expense	1,488	1,157	579	1,174	1,039	2,645	2,090
Income before income tax expense	5,473	5,466	6,383	6,085	6,120	10,939	11,443
Income tax expense	1,149	1,148	1,340	1,278	1,285	2,297	2,403
Net income	$4,324	$4,318	$5,043	$4,807	$4,835	$8,642	$9,040

Premium Finance Division
Net interest income	$8,350	$7,605	$7,801	$9,381	$8,185	$15,955	$16,825
Provision for credit losses	408	(499)	27	139	572	(91)	606
Noninterest income	11	10	9	4	9	21	18
Noninterest expense
Salaries and employee benefits	1,900	2,053	1,973	2,308	2,122	3,953	4,319
Occupancy and equipment expenses	70	76	83	89	83	146	142
Data processing and telecommunications expenses	102	79	100	73	66	181	151
Other noninterest expenses	1,095	1,028	1,057	1,027	1,036	2,123	2,133
Total noninterest expense	3,167	3,236	3,213	3,497	3,307	6,403	6,745
Income before income tax expense	4,786	4,878	4,570	5,749	4,315	9,664	9,492
Income tax expense	953	984	945	1,170	869	1,937	1,919
Net income	$3,833	$3,894	$3,625	$4,579	$3,446	$7,727	$7,573

AMERIS BANCORP AND SUBSIDIARIES

FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2024	2024	2023	2023	2023	2024	2023
Banking Division
Net interest income	$173,537	$164,468	$168,282	$169,557	$173,772	$338,005	$351,057
Provision for credit losses	20,888	19,127	21,988	22,510	41,255	40,015	88,291
Noninterest income	37,527	26,363	24,722	26,824	26,128	63,890	50,631
Noninterest expense
Salaries and employee benefits	59,923	58,916	56,701	57,435	56,512	118,839	114,263
Occupancy and equipment expenses	11,474	11,753	11,901	11,473	11,215	23,227	22,858
Data processing and telecommunications expenses	13,756	13,184	12,559	11,818	11,944	26,940	23,778
Other noninterest expenses	24,614	24,447	32,900	20,431	27,976	49,061	47,421
Total noninterest expense	109,767	108,300	114,061	101,157	107,647	218,067	208,320
Income before income tax expense	80,409	63,404	56,955	72,714	50,998	143,813	105,077
Income tax expense	26,090	16,028	17,447	18,163	13,658	42,118	26,687
Net income	$54,319	$47,376	$39,508	$54,551	$37,340	$101,695	$78,390

Total Consolidated
Net interest income	$211,921	$201,388	$206,101	$207,751	$209,540	$413,309	$421,192
Provision for credit losses	18,773	21,105	22,952	24,459	45,516	39,878	95,245
Noninterest income	88,711	65,878	56,248	63,181	67,349	154,589	123,399
Noninterest expense
Salaries and employee benefits	88,201	82,930	75,966	81,898	81,336	171,131	162,246
Occupancy and equipment expenses	12,559	12,885	13,197	12,745	12,522	25,444	25,508
Data processing and telecommunications expenses	15,193	14,654	14,028	12,973	13,451	29,847	26,485
Other noninterest expenses	39,404	38,242	45,820	33,830	41,094	77,646	73,585
Total noninterest expense	155,357	148,711	149,011	141,446	148,403	304,068	287,824
Income before income tax expense	126,502	97,450	90,386	105,027	82,970	223,952	161,522
Income tax expense	35,717	23,138	24,452	24,912	20,335	58,855	38,466
Net income	$90,785	$74,312	$65,934	$80,115	$62,635	$165,097	$123,056